UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 18, 2006
AAC Group Holding Corp.
American Achievement Corporation
(Exact name of registrants as specified in their charters)

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
Delaware	333-121479	20-1854833
Delaware	333-84294	13-4126506

7211 Circle S Road
Austin, Texas 78745
(Address of Principal Executive Offices, Zip Code)
Registrants’ telephone number, including area code (512) 444-0571

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240-14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     American Achievement Corporation and its subsidiaries (collectively, the “Company”) along with AAC Holding Corp. executed an amendment, dated as of August 17, 2006, to their current credit and guaranty agreement dated as of March 25, 2004, with Goldman Sachs Credit Partners L.P. The amendment to the credit agreement was designed to increase the Company’s capacity to consummate certain transactions under the credit agreement by: (i) removing the requirement to prepay the loans made pursuant to the credit agreement from consolidated excess cash flows (as defined in the credit agreement) of the Company if specified leverage ratios have been met, (ii) increasing the amount of the potential incremental loan facilities offered under the credit agreement, (iii) increasing the amount of other investments permitted under the credit agreement, (iv) increasing the amount of capital expenditures permitted under the credit agreement, (v) increasing the amount of permitted acquisitions and (vi) adding American Achievement Group Holding Corp., the Company’s new parent, to the agreement and permitting certain payments to be made from the Company to American Achievement Group Holding Corp. The foregoing description is qualified in its entirety by reference to the actual amendment agreement executed with Goldman Sachs Credit Partners L.P., a copy of which is filed as Exhibit 10.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits
10.1 Amendment to Credit and Guaranty Agreement dated as of August 17, 2006
*****

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

AAC GROUP HOLDING CORP. AMERICAN ACHIEVEMENT CORPORATION
By:	/s/ Sherice Bench
	Name:	Sherice Bench
	Title:	Chief Financial Officer

Date: August 18, 2006

EXHIBIT INDEX
10.1 Amendment to Credit and Guaranty Agreement dated as of August 17, 2006